CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements pertaining to The 2006 Stock Option Plan (Form S-8, No. 333-133552, May 18, 2007), to the Amended 1999 Stock Option Plan (Form S-8 No. 333-114904, April 27, 2004), and to the Registration Statement (Form SB-2, No. 333-143060, September 20, 2007) under the Securities Act of 1933 of Destiny Media Technologies Inc. of our report dated November 5, 2007 with respect to the consolidated financial statements of Destiny Media Technologies Inc. included in its Annual Report (Form 10-KSB) for the year ended August 31, 2007.

/s/ ERNST & YOUNG LLP

Vancouver, Canada, November 29, 2007	Chartered Accountants